                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Post Properties, Inc. of our report dated February 11, 1997 appearing on page 34 of Post Properties, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Joint Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



Price Waterhouse LLP
Atlanta, Georgia
August 28, 1997